SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                              POORE BROTHERS, INC.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                              POORE BROTHERS, INC.
                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 2001


NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Poore Brothers, Inc., a Delaware corporation (the "Company"), will be held on May 22, 2001, at 3:00 p.m. local time, at The Wigwam Resort, 300 Wigwam Boulevard, Litchfield, Arizona 85340, for the purpose of considering and voting upon the following:

     (1) A proposal to elect Directors of the Company to serve until the 2001 Annual Meeting of Shareholders or until the election and qualification of their respective successors.

     (2) A proposal to approve an amendment to the Poore Brothers, Inc. 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares, from 2,000,000 to 2,500,000 shares.

     (3) Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed March 25, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed for the Annual Meeting.


                                        By Order of the Board of Directors
                                                   Eric J. Kufel
                                        President and Chief Executive Officer

Goodyear, Arizona
April 12, 2001


                                    IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR SHAREHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

                              POORE BROTHERS, INC.
                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 22, 2001

     This Proxy Statement and the accompanying proxy are furnished in connection with the solicitation by the Board of Directors of Poore Brothers, Inc. (the "Company") of proxies for the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on May 22, 2001, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000, are being first mailed to the Company's shareholders on or about April 12, 2001.

     All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, Directors and employees of the Company may solicit the return of proxies by personal interview, mail, telephone and/or facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

                           ACCOMPANYING DOCUMENTATION

     A copy of the Company's Annual Report to Shareholders covering the Company's fiscal year ended December 31, 2000, which includes a copy of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 (including audited financial statements) accompanies this Proxy Statement. The Company will provide copies of any exhibits to the Form 10-KSB to each shareholder of record as of the Record Date, upon request of such person and such person's payment of the Company's reasonable expenses of furnishing such exhibit.

                              VOTING AT THE MEETING

     All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. IF ANY PROXIES DO NOT CONTAIN VOTING INSTRUCTIONS, THE SHARES REPRESENTED BY SUCH PROXIES WILL BE VOTED (1) FOR THE ELECTION OF THE LISTED NOMINEES FOR DIRECTOR, AND (2) FOR THE AMENDMENT TO THE POORE BROTHERS, INC. 1995 STOCK OPTION PLAN (THE "STOCK OPTION PLAN") TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES, FROM 2,000,000 TO 2,500,000 SHARES. It is not anticipated that any matters other than those set forth in this Proxy Statement will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the shares represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies.

     The Company encourages the personal attendance of its shareholders at the Annual Meeting, and execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and to vote his or her shares in person. Any shareholder giving a proxy has the right to revoke it by: (1) delivering written notice of revocation to: Secretary, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338, at any time before the proxy is voted; (2) by executing and delivering a later-dated proxy; or (3) by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Such revocation will not affect a vote on any matter taken prior to the receipt of such revocation. Mere attendance at the Annual Meeting will not by itself revoke the proxy.

RECORD DATE AND OUTSTANDING SHARES

     The Board of Directors has fixed March 25, 2001 as the record date (the "Record Date") for the Annual Meeting. Only holders of record of the outstanding shares of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on March 25, 2001, 15,004,765 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting.

The Common Stock is the only class of the Company's securities entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter presented to the shareholders.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted ("shareholder withholding") with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter (because of either shareholder withholding or broker non-vote) will not be considered shares entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on any other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that such shares are not being voted on any matter at the Annual Meeting, in which case such shares will not be counted for purposes of determining the presence of a quorum. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve or ratify each proposal to be presented at the Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The By-laws of the Company, as amended, provide that the number of Directors constituting the Board of Directors shall be determined by resolution of the Board of Directors at any meeting or by the shareholders at the Annual Meeting. The Board of Directors of the Company has set the number of Directors comprising the Board of Directors at seven (7).

     The Board of Directors has nominated seven (7) persons for election as Directors of the Company at the Annual Meeting, each to serve until the 2002 annual meeting of shareholders of the Company or until his successor shall have been duly elected and qualified. All of the nominees are currently serving as Directors of the Company. Each nominee has consented to be named in this Proxy Statement and to serve if elected. If, prior to the meeting, any nominee should become unavailable to serve for any reason, the shares represented by all properly executed proxies will be voted for such alternate individual as shall be designated by the Board of Directors, unless the Board of Directors shall determine to reduce the number of Directors pursuant to the By-laws of the Company.

     The table below sets forth the names and ages of the nominees for Director and, where applicable, the year each first became a Director of the Company.

                                                  Year First Became a
               Name                 Age         Director of the Company
               ----                 ---         -----------------------
        Thomas E. Cain               46                  2000
        Thomas W. Freeze             49                  1999
        Mark S. Howells              47                  1995
        Eric J. Kufel                34                  1997
        James W. Myers               66                  1999
        Robert C. Pearson            65                  1996
        Aaron M. Shenkman            60                  1997

     Set forth below for each person nominated to be a Director is a description of all positions held by such person with the Company and the principal occupations of such person during the last five years

     THOMAS E. CAIN. Mr. Cain has served as a Director of the Company since September 2000. Mr. Cain has been Chairman of Frontstep distribution.com since 1999. From 1991 to 1999, Mr. Cain was President and Chief Executive Officer of Distribution Architects International, Inc., a distribution and logistics software developer and marketer. Mr. Cain has extensive experience in software development, e-commerce and supply chain management.

     THOMAS W. FREEZE. Mr. Freeze has served as Senior Vice President since May 2000, as Chief Financial Officer, Secretary and Treasurer since April 1997, and as a Director since October 1999. From April 1997 to May 2000, Mr. Freeze served as Vice President of the Company. From April 1994 to April 1997, Mr. Freeze served as Vice President, Finance and Administration - Retail of New England Business Service, Inc. From October 1989 to April 1994, Mr. Freeze served as Vice President, Treasurer and Secretary of New England Business Service, Inc.

     MARK S. HOWELLS. Mr. Howells has served as Chairman of the Board of the Company since March 1995. For the period from March 1995 to August 1995, Mr. Howells also served as President and Chief Executive Officer of the Company. He served as the Chairman of the Board of Poore Brothers Southeast, Inc., a former subsidiary of the Company, from its inception in May 1993 until it was dissolved in 1999 and served as its President and Chief Executive Officer from May 1993 to August 1994. From 1988 to May 2000, Mr. Howells served as the Chief Executive Officer of Puglisi Howells & Co. (formerly Arizona Securities Group, Inc.), a registered securities broker-dealer. Since May 2000, Mr. Howells has devoted a majority of his time to serving as the President and Chairman of M.S. Howells & Co., a registered securities broker-dealer. Mr. Howells is also the founder and President of Audesi Capital Management LLC, a registered investment adviser formed in 2001, and founder and Chief Executive Officer of TheHEDGE.COM LLC, operator of an internet web site devoted to providing services to hedge fund managers and accredited investors.

     ERIC J. KUFEL. Mr. Kufel has served as President, Chief Executive Officer and a Director of the Company since February 1997. From November 1995 to January 1997, Mr. Kufel was Senior Brand Manager at The Dial Corporation and was responsible for the operating results of Purex Laundry Detergent. From June 1995 to November 1995, Mr. Kufel was Senior Brand Manager for The Coca-Cola Company where he was responsible for the marketing and development of Minute Maid products. From November 1994 to June 1995 Mr. Kufel was Brand Manager for The Coca-Cola Company, and from June 1994 to November 1994, Mr. Kufel was Assistant Brand Manager for The Coca-Cola Company. From January 1993 to June 1994, Mr. Kufel was employed by The Kellogg Company in various capacities including being responsible for introducing the Healthy Choice line of cereal and executing the marketing plan for Kellogg's Frosted Flakes cereal. Mr. Kufel earned a Masters of International Management from the American Graduate School of International Management in December 1992.

     JAMES W. MYERS. Mr. Myers has served as a Director of the Company since January 1999. Mr. Myers has been President of Myers Management & Capital Group, Inc., a consulting firm specializing in strategic, organizational and financial advisory services to CEO's, since January 1996. From December 1989 to December 1995, Mr. Myers served as President of Myers, Craig, Vallone & Francois, Inc., a management and corporate finance consulting firm. Previously, Mr. Myers was an executive with a variety of consumer goods companies. Mr. Myers is currently a Director of ILX Resorts, Inc., a publicly traded time-share sales and resort property company, and Sedona Worldwide, Inc., a publicly traded distributor of personal care products.

     ROBERT C. PEARSON. Mr. Pearson has served as a Director of the Company since March 1996. Mr. Pearson has been Senior Vice President-Corporate Finance for Renaissance Capital Group, Inc. since April 1997. Previously, Mr. Pearson had been an independent financial and management consultant specializing in investments with emerging growth companies. He has performed services for Renaissance Capital Partners ("RCP") in connection with the Company and other RCP investments. RCP is the operating manager of Renaissance Capital Growth & Income Fund III, Inc. ("Renaissance Capital"), the former owner of a 9% Convertible Debenture and currently a shareholder of the Company. From 1990 to 1994, Mr. Pearson served as Executive Vice President and Chief Financial Officer of Thomas Group, Inc., a publicly traded consulting firm. Prior to 1990, Mr. Pearson was Vice President-Finance of Texas Instruments, Incorporated. Mr. Pearson is currently a Director of CaminoSoft Corp., a publicly traded distributor of consumables for laser printers, and Advanced Power Technology, Inc., a publicly traded semiconductor manufacturer.

     AARON M. SHENKMAN. Mr. Shenkman has served as a Director of the Company since June 1997. He has served as the General Partner of Managed Funds LLC since October 1997. He served as the Vice-Chairman of Helen of Troy Corp., a distributor of personal care products, from March 1997 to October 1997. From February 1984 to February 1997, Mr. Shenkman was the President of Helen of Troy Corp. From 1993 to 1996, Mr. Shenkman also served as a Director of Craftmade International, a distributor of ceiling fans.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors conducts its business through meetings of the Board of Directors and through its standing committees. As of the date of this Proxy Statement, two committees have been established, an Audit Committee and a Compensation Committee. The Board of Directors does not currently utilize a Nominating Committee or committee performing similar functions.

     The Audit Committee: (i) makes recommendations to the Board of Directors as to the independent accountants to be appointed by the Board of Directors; (ii) reviews with the independent accountants the scope of their examinations; (iii) receives the reports of the independent accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) reviews, either directly or indirectly or through independent accountants, the internal accounting and auditing procedures of the Company; (v) reviews related party transactions; and (vi) performs such other functions as may be assigned to it from time to time by the Board of Directors. The Audit Committee is comprised of three members of the Board of Directors, Messrs. Pearson, Howells and Myers. The Chairman of the Audit Committee is Mr. Pearson. The Audit Committee was established on October 22, 1996.

     The Compensation Committee reviews and recommends the compensation of executive officers and key employees. The Compensation Committee is currently comprised of three members of the Board of Directors, Messrs. Howells, Myers and Shenkman. The Chairman of the Compensation Committee is Mr. Shenkman. The Compensation Committee was established on June 12, 1997.

     During the fiscal year ended December 31, 2000, the Board of Directors met five times and took actions on two other occasions by unanimous written consent. During such period, there were three meetings of the Audit Committee and no meetings of the Compensation Committee. During the fiscal year ended December 31, 2000, each Director attended, during the period each was a Director, at least 75% of the Board of Directors meetings and meetings of any committees on which he served, except for Mr. Shenkman who attended 60% of the Board of Director meetings and meetings of any committees on which he served.

COMPENSATION OF DIRECTORS

     In July 2000, the Company granted options to purchase 10,000 shares of the Company's Common Stock to each person who was elected to the Board of Directors at the 2000 Annual Meeting of Shareholders (other than Mr. Kufel and Mr. Freeze). Such options have an exercise price of $1.84 per share, are exercisable one year from the date of grant and have a term of five years. In addition, in September 2000 Mr. Cain, who was newly elected to the Board of Directors in September 2000, was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $2.63 per share with a term of five years and exercisable six months from the date of grant and an option to purchase 10,000 shares of Common Stock at an exercise price of $2.63 per share with a term of five years and exercisable one year from the date of grant.

     In the future, in order to attract and retain highly competent persons as Directors and as compensation for Directors' service on the Board, the Company may, from time to time, grant additional stock options or issue shares of Common Stock to non-employee Directors.

     Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and for other expenses incurred in their capacity as Directors.

ELECTION OF NOMINEES

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting, is required for the election of Directors. Shares will be voted for the nominees in accordance with the specifications marked on the proxies applicable thereto, and if no specification is made, will be voted "FOR" the election of the nominees.

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                      VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

                                    * * * * *

                               EXECUTIVE OFFICERS

     The Board of Directors appoints the Company's executive officers. Certain information concerning the Company's executive officers is set forth below, except that information concerning Mr. Kufel, the Company's President and Chief Executive Officer, and Mr. Freeze, the Company's Senior Vice President, Chief Financial Officer, Secretary and Treasurer, is set forth above under "PROPOSAL 1 -- ELECTION OF DIRECTORS."

     GLEN E. FLOOK, age 42, has served as Senior Vice President - Operations since May 2000 and as Vice President-Manufacturing from March 1997 to May 2000. From January 1994 to February 1997, Mr. Flook was employed by The Dial Corporation as a Plant Manager for a manufacturing operation that generated $40 million in annual revenues. From January 1983 to January 1994, Mr. Flook served in various capacities with Frito-Lay, Inc., including Plant Manager and Production Manager.

     JOHN M. SILVESTRI, age 45, has served as Senior Vice President - Sales & Marketing since September 2000. From August 1998 to August 2000, Mr. Silvestri served as Regional Vice President of Brach's Confections, Inc. From 1983 to August 1998, Mr. Silvestri served in various sales and marketing capacities for M&M/Mars Inc., including most recently from July 1996 to July 1998 as National Sales Manager. Prior to his positions at M&M/Mars, Inc., Mr. Silvestri served in several sales positions for Procter & Gamble.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years, as applicable, to the Company's Chief Executive Officer and those other executive officers of the Company whose salary and bonuses, if any, exceeded $100,000 for the Company's fiscal year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term
                                                                                      Compensation
                                                           Annual Compensation           Awards
                                                         ------------------------    -------------
              Name and                                               Other Annual    Stock Options      All Other
         Principal Position          Year     Salary      Bonus      Compensation       Granted       Compensation
         ------------------          ----    --------    --------    ------------       --------      ------------
Eric J. Kufel (1)                    2000    $169,615          --         --             400,000              --
  President, Chief Executive         1999    $139,231          --         --              75,000              --
  Officer and Director               1998    $119,423          --         --             390,000(5)           --
Glen E. Flook (2)                    2000    $122,519          --         --             250,000              --
  Senior Vice President -            1999    $108,846          --         --              40,000              --
  Operations                         1998    $ 98,654    $ 15,000         --             130,000(5)           --
Thomas W. Freeze (3)
  Senior Vice President, Chief       2000    $133,173          --         --             250,000              --
  Financial Officer, Secretary and   1999    $118,846          --         --              60,000              --
  Treasurer                          1998    $109,038          --         --             195,000(5)           --
John M. Silvestri (4)                2000    $ 49,578          --         --             200,000        $105,900(6)
  Senior Vice President - Sales &    1999          --          --         --                  --              --
  Marketing                          1998          --          --         --                  --              --

----------
(1) Mr. Kufel has served as President, Chief Executive Officer and a Director of the Company since February 1997.
(2)  Mr. Flook has served as Senior Vice President - Operations since May 2000.
(3) Mr. Freeze has served as Senior Vice President since May 2000, as a Director since October 1999, and as Chief Financial Officer, Secretary and Treasurer since April 1997.
(4) Mr. Silvestri has served as Senior Vice President - Sales & Marketing of the Company since September 2000.
(5) Stock options to purchase 300,000, 75,000 and 125,000 shares of Common Stock were granted to Messrs. Kufel, Flook and Freeze, respectively, in September 1998 for the purpose of effecting a repricing of stock options for the same numbers of shares granted to such persons by the Company in 1997. In connection therewith, the 1997 stock options were cancelled.

(6) Represents payments made to Mr. Silvestri in connection with his relocation to Arizona upon obtaining employment with the Company.

     The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 2000 for the individuals shown in the Summary Compensation Table. No stock appreciation rights ("SARs") were granted in connection with any such stock options during the fiscal year ended December 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                      Number of Shares of     Percent of Total Options
                    Common Stock Underlying     Granted to Employees     Exercise Price
      Name             Options Granted(1)        in Fiscal Year (2)        Per Share       Expiration Date
      ----             ------------------        ------------------        ---------       ---------------
Eric J. Kufel               400,000                    31.3%                 $1.50        January 25, 2005
Glen E. Flook               250,000                    19.6%                 $1.50        January 25, 2005
Thomas W. Freeze            250,000                    19.6%                 $1.50        January 25, 2005
John M. Silvestri           200,000                    15.6%                 $2.61         August 31, 2005

----------
(1) All listed stock options vest over a two-year period from the date of grant, except Mr. Silvestri's stock options which vest over a three-year period from date of grant.
(2) For purposes of calculating these percentages, stock options to purchase an aggregate of 65,000 shares of Common Stock granted to non-employee Directors during fiscal 2000 were excluded from Total Options Granted to Employees in Fiscal Year.

     The following table sets forth information concerning the number and value of unexercised stock options at December 31, 2000 held by the individuals shown in the Summary Compensation Table. None of such persons held any SARs at December 31, 2000 or exercised any SARs during 2000.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                     Number of   Aggregate     Number of Shares of Common        Value of Unexercised
                      Shares       Value      Stock Underlying Unexercised      In-the-money Options At
                     Received     Realized    Options At December 31, 2000       December 31, 2000 (1)
                       Upon        Upon       ----------------------------    ----------------------------
      Name           Exercise     Exercise    Exercisable    Unexercisable    Exercisable    Unexercisable
      ----           --------     --------    -----------    -------------    -----------    -------------
Eric J. Kufel           --           --         335,000         580,000         $421,463        $729,731
Glen E. Flook           --           --         130,000         320,000         $151,211        $395,930
Thomas W. Freeze        --           --         180,000         355,000         $223,888        $444,169
John M. Silvestri       --           --              --         200,000               --        $ 16,720

----------
(1) Value is the difference between the market value of the Company's Common Stock on December 31, 2000, which was $2.69 per share (based upon the last sales price of the Common Stock on the Nasdaq SmallCap Market ("Nasdaq")), and the exercise price.

STOCK OPTION PLAN

     See "PROPOSAL 2 - APPROVAL OF AMENDMENT OF THE POORE BROTHERS, INC. 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES, FROM 2,000,000 TO 2,500,000."

EMPLOYMENT AGREEMENTS

     Messrs. Kufel, Flook, Freeze and Silvestri are employed under "at will" employment agreements which provide that their annual salary is subject to increases at the discretion of the Company's Board of Directors. The employment agreements of Messrs. Kufel, Flook and Silvestri contain non-compete covenants.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table set forth in "Executive Compensation" above, and (iv) all executive officers and Directors of the Company as a group, as of the Record Date.

                                                              Amount and Nature of     Percent of Shares of
                       Name and Address                       Beneficial Ownership         Common Stock
                     of Beneficial Owner                       of Common Stock (1)    Beneficially Owned (2)
                     -------------------                       -------------------    ----------------------
Thomas E. Cain.............................................           65,000(3)                 0.4%
   2625 S. Plaza Drive, Suite 408
   Tempe, AZ 85284
Thomas W. Freeze...........................................          330,334(4)                 2.2
   3500 S. La Cometa Drive
   Goodyear, AZ 85338
Mark S. Howells............................................
   2390 E. Camelback Road                                            808,637(5)                 5.3
   Suite 315
   Phoenix, AZ 85016
Eric J. Kufel..............................................          570,000(6)                 3.7
   3500 S. La Cometa Drive
   Goodyear, AZ 85338
James W. Myers.............................................
   5050 N. 40th Street                                                20,000(7)                 0.1
   Suite 300
   Phoenix, AZ 85018
Robert C. Pearson..........................................
   8080 North Central Expressway                                      35,000(8)                 0.2
   Suite 210/LB59
   Dallas, TX 75206
Aaron M. Shenkman..........................................           82,000(9)                 0.5
   24 Sandpiper Strand
   Coronado, CA 92118
Glen E. Flook..............................................          274,333(10)                1.8
   3500 S. La Cometa Drive
   Goodyear, AZ 85338
John M. Silvestri..........................................               --(11)                 --
   3500 S. La Cometa Drive
   Goodyear, AZ 85338
Renaissance Capital Growth & Income Fund III, Inc..........
   8080 North Central Expressway                                   2,016,357(12)               13.4
   Suite 210/LB59
   Dallas, TX 75206-1857
Renaissance US Growth & Income Trust PLC...................
   c/o Renaissance Capital Group, Inc., Investment Manager
   8080 North Central Expressway                                     890,125(13)                5.9
   Suite 210/LB59
   Dallas, TX 75206-1857
Capital Foods, LLC.........................................        4,835,088(14)               31.4
   225 W. Hospitality Lane, Suite 201
   San Bernardino, CA 02408
All executive officers and directors as a group (9 persons)
   (15)....................................................        2,189,304(15)               13.3

----------
(1) Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.
(2) Shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person shown in the table. On the Record Date, the date as of which these percentages are calculated, there were 15,004,765 shares of Common Stock issued and outstanding.
(3) Includes 15,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Cain that are exercisable within 60 days. Excludes 10,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.
(4) Includes 328,334 shares of Common Stock issuable upon the exercise of stock options (125,000 of which were granted outside of the Stock Option Plan) by Mr. Freeze that are exercisable within 60 days. Excludes 206,666 shares of Common Stock issuable upon the exercise of stock options (125,000 of which were granted outside of the Stock Option Plan) which have not yet vested and which are not exercisable within 60 days.
(5) Includes 195,000 shares of Common Stock issuable upon the exercise of stock options (160,000 of which were granted outside of the Stock Option Plan) by Mr. Howells that are exercisable within 60 days. Excludes 10,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days. Excludes 40,000 shares of Common Stock held of record by trusts with Jeannie L. Howells, the former wife of Mr. Howells, for the benefit of Mr. Howells' children.
(6) Includes 565,000 shares of Common Stock issuable upon the exercise of stock options (200,000 of which were granted outside of the Stock Option Plan) by Mr. Kufel that are exercisable within 60 days. Excludes 350,000 shares of Common Stock issuable upon the exercise of stock options (200,000 of which were granted outside of the Stock Option Plan) which have not yet vested and which are not exercisable within 60 days.
(7) Includes 20,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Myers that are exercisable within 60 days. Excludes 10,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.
(8) Includes 35,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Pearson that are exercisable within 60 days. Excludes 10,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.
(9) Includes 25,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Shenkman that are exercisable within 60 days. Excludes 10,000 shares of Common Stock issuable upon the exercise of stock options which have not yet vested and which are not exercisable within 60 days.
(10) Includes 273,333 shares of Common Stock issuable upon the exercise of stock options (125,000 of which were granted outside of the Stock Option Plan) by Mr. Flook that are exercisable within 60 days. Excludes 176,667 shares of Common Stock issuable upon the exercise of stock options (125,000 of which were granted outside of the Stock Option Plan) which have not yet vested and which are not exercisable within 60 days.
(11) Excludes 200,000 shares of Common Stock issuable upon the exercise of stock options (100,000 of which were granted outside of the Stock Option Plan) which have not yet vested and which are not exercisable within 60 days.
(12) Includes 85,000 shares of Common Stock that would be issued upon exercise of warrants.
(13) Renaissance Capital Group, Inc. serves as the investment advisor of Renaissance Capital Growth & Income Fund III, Inc. and as investment manager of Renaissance US Growth & Income Trust PLC.
(14) Includes 4,400,000 shares of Common Stock and a warrant to purchase an additional 400,000 shares of Common Stock issued by the Company to Pate Foods Corporation, the former owner of Wabash Foods (as defined herein), upon the consummation of the acquisition by the Company of the assets of Wabash Foods. Immediately after the consummation of the acquisition, Pate Foods Corporation transferred such securities to an affiliated entity, American Pacific Financial Corporation, a California corporation. American Pacific Financial Corporation immediately thereafter transferred all of such securities to another affiliated entity, Capital Foods, LLC, a Delaware limited liability company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."
(15) Includes (i) 1,456,667 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days (846,667 of which were granted under the Stock Option Plan and 610,000 of which were granted outside of the Stock Option Plan). Excludes 983,333 shares of Common Stock issuable upon the exercise of stock options (433,333 of which were granted under the Stock Option Plan and 550,000 of which were granted outside of the Stock Option Plan) which have not yet vested and which are not exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of February 1998, the Company issued warrants to Renaissance Capital, a former holder of the Company's 9% Convertible Debentures, and Wells Fargo, a holder of the Company's 9% Convertible Debentures, representing the right to purchase 25,000 and 7,143 shares, respectively, of the Company's Common Stock at an exercise price of $1.00 per share. Each warrant became exercisable upon issuance and expires on July 1, 2002. The warrants were issued in consideration for the waiver by Renaissance Capital and Wells Fargo, through June 30, 1999, of a financial covenant that the Company is subject to so long as the 9% Convertible Debentures remain outstanding.

     In October 1998, Renaissance Capital agreed for the period November 1, 1998 through October 31, 1999, to waive all mandatory principal redemption payments due under the 9% Convertible Debentures held by Renaissance Capital and to accept 183,263 unregistered shares of Common Stock in lieu of $154,628 of cash interest payments. In consideration for these changes, the conversion price of all outstanding 9% Convertible Debentures was decreased from $1.09 to $1.00 per share.

     In November 1999, Renaissance Capital agreed (i) to immediately convert 50% of its 9% Convertible Debentures ($859,047 principal amount) into 859,047 unregistered shares of Common Stock of the Company, (ii) to unconditionally convert the remaining 50% ($859,047 principal amount) of its 9% Convertible Debentures not later than December 31, 2000, and (iii) for the period November 1, 1999 through December 31, 2000, to waive all mandatory principal redemption payments due under the 9% Convertible Debentures held by Renaissance Capital and to accept 30,000 unregistered shares of Common Stock and a warrant to purchase 60,000 unregistered shares of Common Stock at an exercise price of $1.50 per share in lieu of $90,407 of cash interest payments. Pursuant to such agreement, in December 2000 Renaissance Capital converted the remaining 50% of its 9% Convertible Debentures ($859,047 principal amount) into 859,047 unregistered shares of Common Stock of the Company.

     On October 7, 1999, the Company acquired all the membership interests of Wabash Foods, LLC, an Indiana-based snack food manufacturer ("Wabash Foods"), from Pate Foods Corporation. As a result, the Company acquired all the assets of Wabash Foods, including the Tato Skins(R) and Pizzarias(R) trademark brands and assumed all of Wabash Foods' liabilities. The Company acquired all of the membership interests in exchange for (i) 4,400,000 unregistered shares of Common Stock, and (ii) a warrant to purchase 400,000 unregistered shares of Common Stock at an exercise price of $1.00 per share. The warrant has a five-year term and became exercisable upon issuance. Immediately after the consummation of the acquisition, Pate Foods Corporation transferred such securities to an affiliated entity, American Pacific Financial Corporation, a California corporation. American Pacific immediately thereafter transferred all of such securities to another affiliated entity, Capital Foods, LLC, a Delaware limited liability company.

     The land and building (140,000 square feet) occupied by the Company in Bluffton, Indiana is leased pursuant to a twenty-year lease dated May 1, 1998 with American Pacific Financial Corporation, an affiliate of Pate Foods Corporation. The lease extends through April 2018 and contains two additional five-year lease renewal periods at the option of the Company. Lease payments are currently approximately $20,000 per month, plus CPI adjustments, and the Company is responsible for all real estate taxes, utilities and insurance.

                                    * * * * *

                                   PROPOSAL 2

   APPROVAL OF AMENDMENT OF THE POORE BROTHERS, INC. 1995 STOCK OPTION PLAN TO
       INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE
        THEREUNDER BY 500,000 SHARES, FROM 2,000,000 TO 2,500,000 SHARES

     In May 1995,  the  Board of  Directors  of the  Company  adopted  the Poore
Brothers, Inc. 1995 Stock Option Plan (the "Stock Option Plan"), which was subsequently approved by the Company's shareholders. The Stock Option Plan permits the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as non-qualified stock options. The Stock Option Plan originally provided for the issuance of options to purchase up to 300,000 shares of Common Stock. The Stock Option Plan was amended, effective August 30, 1996, pursuant to which the number of shares of Common Stock reserved for issuance thereunder was increased to 1,000,000 shares, amended again effective March 24, 1997, pursuant to which the number of shares of Common Stock reserved for issuance thereunder was increased to 1,500,000 shares, and then amended again effective October 6, 1999, pursuant to which the number of shares of Common Stock reserved for issuance thereunder was increased to 2,000,000 shares. As of March 25, 2001, options to purchase an aggregate of 1,868,317 shares of Common Stock were granted and outstanding under the Stock Option Plan and a total of 131,683 shares of Common Stock remained available for future grants under the Stock Option Plan. In order to provide for sufficient shares of Common Stock for future grants, the Board of Directors has amended the Stock Option Plan, subject to shareholder approval, to provide that the number of shares of Common Stock reserved for issuance under the Stock Option Plan be increased by 500,000 shares, from 2,000,000 to 2,500,000 shares. The Stock Option Plan, as so amended, is hereby submitted to shareholders of the Company for approval.

     A general description of the basic features of the Stock Option Plan is set forth below. Such description is qualified in its entirety by reference to the full text of the Stock Option Plan, a copy of which may be obtained without charge upon written request to: Secretary, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338.

PURPOSE

     The purpose of the Stock Option Plan is to provide incentives that will attract and retain highly competent persons as Directors, officers and key employees of the Company and its subsidiaries by providing them with opportunities to acquire shares of Common Stock.

ADMINISTRATION

     The Stock Option Plan is administered by the Board of Directors or a committee appointed by the Board of Directors (a "Stock Option Committee"), which determines the persons to whom options are granted, and the number and terms of the options, including the exercise price. The Stock Option Plan is currently being administered by the Board of Directors and no Stock Option Committee has been appointed to date.

ELIGIBILITY; GRANT OF AWARDS

     Pursuant to the Stock Option Plan, directors, officers and key employees of the Company or its subsidiaries who have been selected by the Board of Directors or the Stock Option Committee as participants are eligible to receive grants of stock options under the Stock Option Plan. The Company and its subsidiaries currently have approximately 225 persons who are so eligible (comprising all employees and directors).

     All options granted under the Stock Option Plan are evidenced by written option agreements between the option holders and the Company. Option holders have no voting, dividend, or other rights of shareholders with respect to shares of Common Stock covered by their options prior to exercising such options and becoming the holders of record of shares of Common Stock. No options may be exercisable earlier than six months after the date of grant and no options may have a term longer than ten years. An option holder's options are subject to early termination in the event that the holder ceases to be an employee or director of the Company, as the case may be, or in the event of the holder's death. Certain outstanding options provide for full vesting upon a change of control of the Company. With respect to future option grants, the Board of Directors and the Stock Option Committee retain the right to provide for full vesting upon a change of control of the Company.

     The Stock Option Plan authorizes the grant of both incentive stock options ("ISOs") within the meaning of Section 422 of the Code and non-qualified stock options ("NQSOs"); provided, however, that ISOs may only be granted to participants who are employees of the Company on the date of grant. The exercise price of the stock options will be determined by the Board of Directors or the Stock Option Committee when the stock options are granted, subject to a minimum price (i) in the case of ISOs of 100% of the fair market value of the Common Stock at the time of the grant and (ii) in the case of NQSOs of 85% of the fair market value of the Common Stock at the time of the grant, each as determined in accordance with the Stock Option Plan. Payment for shares of Common Stock acquired pursuant to a stock option granted under the Stock Option Plan is to be made in cash. Payment may also be made by any other method established by the Board of Directors or the Stock Option Committee including, without limitation, the tendering of previously owned shares of Common Stock.

SHARES AVAILABLE; NON-TRANSFERABILITY OF STOCK OPTIONS

     A total of 2,000,000 shares of Common Stock are currently reserved for issuance under the Stock Option Plan. If the amendment to increase the number of shares reserved for issuance under the Stock Option Plan is approved by the shareholders, the number of shares of Common Stock reserved for issuance under the Stock Option Plan will be increased by 500,000 shares to 2,500,000 shares. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Stock Option Plan. Generally, no award or any right or interest therein is assignable or transferable.

EFFECT OF REORGANIZATION, MERGER, ETC.

     Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted by the Board of Directors or the Stock Option Committee in the event of a change in the number of issued and outstanding shares of Common Stock without new consideration to the Company
(such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other changes in corporate structure affecting the Common Stock). In any such event, the exercise price of such options shall be adjusted so that the net value of the options, as adjusted, shall not be changed.

     In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation that results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, any participant to whom a stock option has been granted will have the right upon exercise of the option in whole or in part, to receive the Acquisition Consideration (as defined below) receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the stock option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" means the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of the transaction. In the case of any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization or similar occurrence resulting in changes in the Common Stock, the Board of Directors or the Stock Option Committee may authorize the issuance, continuation or assumption of stock options or provide for other equitable adjustments as it shall deem equitable and appropriate.

DURATION, AMENDMENT AND TERMINATION OF THE STOCK OPTION PLAN

     No stock option may be granted by the Company under the Stock Option Plan more than ten (10) years after the date of its approval by the Company's shareholders. The Board of Directors may amend or terminate the Stock Option Plan at any time. However, no such action shall reduce the amount of any existing stock option or change the terms and conditions thereof, without the holder's consent. In addition, no amendment of the Stock Option Plan shall, without the approval of the shareholders, (i) materially increase the total number of shares of Common Stock which may be issued under the Stock Option Plan; (ii) materially increase the amount or type of stock options that may be granted under the Stock Option Plan; (iii) materially modify the requirements as to eligibility for stock options under the Stock Option Plan; (iv) result in any member of the Stock Option Committee, if applicable, losing his status as a disinterested person under Securities and Exchange Commission Rule 16b-3 under the Securities Exchange Act of 1934, as amended; or (v) extend the term of the Stock Option Plan.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is intended only as a general guide as to certain federal income tax consequences under current law for participants in the Stock Option Plan and does not attempt to describe all potential tax consequences. Furthermore, tax consequences are subject to change and a taxpayer's particular situation may be such that some variation of the described rules is applicable. Accordingly, each participant has been advised to consult his or her own tax advisor with respect to the tax consequences of participating in the Stock Option Plan.

     No tax obligation will arise for the optionee or the Company upon the granting of either ISOs or NQSOs under the Stock Option Plan. Upon exercise of a NQSO, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value on the date of exercise of the Common Stock acquired over the exercise price of the stock option. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the Common Stock generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company. Because a NQSO cannot be exercised prior to six months from the date of grant, the taxable event arising from exercise of NQSOs by officers of the Company subject to Section 16(b) of the Exchange Act occurs on the date the stock option is exercised. The income recognized at the end of any deferred period will include any appreciation in the value of the Common Stock during that period, and the capital gain holding period of the Common Stock for purposes of obtaining long-term capital gain treatment will not begin until the completion of such period.

     Upon the exercise of an ISO, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the underlying shares of Common Stock. If the optionee does not dispose of the option shares within two years from the date the stock option was granted and within one year after the exercise of the stock option ("holding periods"), and the option is exercised no later than three months after the termination of the optionee's employment, the gain on the sale will be treated as a long-term capital gain. Subject to the limitations in the Stock Option Plan, certain of these holding periods and employment requirements are liberalized in the event of the optionee's death or disability while employed with the Company. The Company is not entitled to any tax deduction, except that if the stock is disposed of prior to satisfying the holding periods described above, the gain on the sale of such Common Stock equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise minus the option price or (ii) the amount realized on disposition minus the option price will be taxed to the optionee as ordinary income and the Company will be entitled to a deduction in the same amount. Any additional gain or loss recognized by an optionee upon disposition of shares prior to the expiration of the holding period outlined above generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company. The "spread" between the fair market value of the option stock and option price upon exercise of an ISO is an item of adjustment used in the computation of the "alternative minimum tax" of the optionee under the Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of such tax if applicable in the optionee's individual circumstances.

AWARDS UNDER THE STOCK OPTION PLAN

     The following table presents information with respect to the dollar value and the number of awards outstanding as of March 25, 2001 under the Stock Option
Plan:

                                                                               Number of
                                                                         Shares of Common Stock
                                                        Value of Stock      Underlying Stock
                      Participant                        Options (1)         Options Granted
                      -----------                        -----------         ---------------
Eric J. Kufel........................................     $  583,594             515,000(2)
Glen E. Flook........................................        215,391             200,000(2)
Thomas W. Freeze.....................................        320,156             285,000(2)
John M. Silvestri....................................             --             100,000(2)
All current executive officers, as a group...........      1,119,141           1,100,000
All current directors who are not executive officers,
  as a group.........................................         92,500             180,000(2)

All employees, including all current officers who are
  not executive officers, as a group.................        213,315             588,317

----------
(1) The difference between the aggregate option exercise price and the market value of the underlying shares at March 25, 2001 ($2.50 per share, representing the last sale price on such date).
(2)  See "STOCK OPTIONS GRANTED OUTSIDE OF THE STOCK OPTION PLAN."

NEW PLAN BENEFITS

     Because the Stock Option Plan is a discretionary plan, it is not possible to determine what awards the Board of Directors or the Stock Option Committee will grant under the Stock Option Plan in the future.

STOCK OPTIONS GRANTED OUTSIDE OF THE STOCK OPTION PLAN

     In addition to stock options granted under the Stock Option Plan, the Company has granted stock options to Mr. Howells and certain former Directors which do not fall under the Stock Option Plan ("Non-Plan Options"). As of March 25, 2001, Non-Plan Options to purchase 695,000 shares of Common Stock were outstanding, with an average exercise price of $1.23 per share. The Non-Plan Options vested on their respective dates of grant, expire ten years from the date of grant and do not terminate if such persons cease to be Directors of the Company. In addition, Messrs. Kufel, Freeze and Flook have been granted Non-Plan Options to purchase 400,000, 250,000, and 250,000 shares, respectively, of Common Stock at an exercise price of $1.50 per share, and Mr. Silvestri has been granted Non-Plan Options to purchase 100,000 shares of Common Stock at an exercise price of $2.61 per share.

APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN

     Assuming the presence of a quorum, the proposal to approve the above-described amendment to the Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Shares will be voted for or against such approval in accordance with the specifications marked on the proxies applicable thereto, and if no specification is made, will be voted "FOR" approval of the amendment to the Stock Option Plan.

 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE
     AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF
      COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES, FROM
                         2,000,000 TO 2,500,000 SHARES.

                                    * * * * *

                             INDEPENDENT ACCOUNTANTS

     Representatives of Arthur Andersen LLP, the Company's independent auditors ("Arthur Andersen"), are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire. In addition, such representatives are expected to be available to respond to appropriate questions from those attending the Annual Meeting.

     The Board of Directors engaged Arthur Andersen LLP to audit the Company's consolidated financial statements for the year ended December 31, 2000 and to perform certain other non-audit services. The aggregate fees billed by Arthur Andersen for professional services required for the audit of the Company's annual financial statements for fiscal 2000 and the reviews of the interim financial statements, including the Company's Forms 10-QSB for that year, were approximately $59,000. The aggregate fees billed for non-audit services rendered by Arthur Andersen in fiscal 2000 were $17,100 for information technology consulting and $12,250 for other consulting services.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with, except that Forms 4 required to be filed by Aaron M. Shenkman, a Director of the Company, with respect to the months of July 2000 and August 2000, were filed late by Mr. Shenkman with the Commission on or about August 16, 2000 and September 26, 2000, respectively. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                                  ANNUAL REPORT

     A copy of the Company's Annual Report, which includes a copy of Form 10-KSB for the fiscal year ended December 31, 2000, accompanies this Proxy Statement. The Company will provided copies of any exhibits to the Form 10-KSB to each shareholder of record as of the Record Date, upon request of such person and such person's payment of the Company's reasonable expenses of furnishing such exhibit.

                          REPORT OF THE AUDIT COMMITTEE

     The Company's Audit Committee consists of three directors, each of whom is an "independent director" as such term is defined in the Nasdaq listing standards, and operates under a written charter adopted by the Board of Directors and attached hereto as Exhibit A. A brief description of the responsibilities of the Audit Committee is set forth above under the caption "INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES."

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with management of the Company and with Arthur Andersen. The Audit Committee has also discussed with Arthur Andersen the matters required by Statement on Auditing Standards No. 61, "Communications with Audit Committees." The Audit Committee has also received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Arthur Andersen its independence.

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Commission.

     Submitted by the Audit Committee of the Board of Directors,

          Robert C. Pearson, Chairman
          Mark S. Howells
          James W. Myers

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings, consistent with regulations adopted by the Commission. Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its principal executive offices on or before December 31, 2001, to be eligible for inclusion in the Company's proxy statement relating to that meeting. Proposals should be directed to the attention of Thomas W. Freeze, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338.

                                 OTHER BUSINESS

     The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

     The Company's principal executive offices are located at 3500 South La Cometa Drive, Goodyear, Arizona 85338, and the Company's telephone number is
(623) 932-6200.

                                        By Order of the Board of Directors


                                                   Eric J. Kufel
                                        President and Chief Executive Officer

Goodyear, Arizona
April 12, 2001


     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND DESIRE THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                       Exhibit A

                              POORE BROTHERS, INC.
                             AUDIT COMMITTEE CHARTER

                                  ORGANIZATION

     The Committee will be comprised of three or more independent directors from the Board as determined by the Board. The members of the Committee will be elected annually by the Board at its annual organizational meeting that normally occurs near the time of the Annual Meeting of Shareholders. One of the members of the Committee will be elected Committee Chairman by the Board. The Committee shall meet at least once each year and as many additional times as the Committee deems necessary. The Committee is to meet in executive session with the independent auditors at least once each year and at such others times as considered appropriate.

     The members of the Committee will meet the independence and experience requirements of The Nasdaq Stock Market ("Nasdaq") as set forth in the applicable rules. As such, each director must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will be able to do so within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

                                      ROLE

     The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company that relate to the financial reports and other financial information provided by the Company to any governmental or regulatory authority, the public or other users thereof and the annual independent audit of the Company's financial statements. It may have such other duties as may from time to time be assigned to it by the Board. The Committee shall maintain free and open dialogue with the independent auditors and management.

     The Committee Chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making periodic reports to the Board. The Committee Chair shall also maintain liaison with the CEO, CFO and primary audit partner as necessary or appropriate.

                                    AUTHORITY

     In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or advisors as it deems necessary or appropriate in the fulfillment of its duties.

                                RESPONSIBILITIES

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources, time and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly, the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

     The general  recurring  activities  of the  Committee  in carrying  out its
oversight   responsibilities   are  described  below.  The  Committee  shall  be
responsible for:

     1. Reviewing and assessing the adequacy of this Charter annually and recommending any proposed changes to the Board for approval.

     2. Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, recommending to the Board selection or replacement of the independent auditors. This review should include a discussion of the services and fees charged by the independent auditors. The auditors are ultimately accountable to the Board and the Committee as representatives of the shareholders.

     3. Inquiring as to the independence of the independent auditors and obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1, "INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES." The Committee shall discuss all such relationships and their impact on the auditors' independence, and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

     4. Reviewing the scope and general extent of the independent auditors' annual audit, including reviewing the factors considered by the independent auditors in determining the audit scope and any major risk factors. In addition, the independent auditors should confirm to the Committee that no limitations were placed on the scope or nature of their audit procedures. The Committee should inquire about the cooperation received and whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

     5. Discussing with management and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     6.   Reviewing  with  management  and  the  independent   auditors  at  the
          conclusion of the annual audit,

          * The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-KSB to determine management and the independent auditors are satisfied with the content and disclosures in the financial statements;

          * Any legal matters, including the status of any pending litigation, that may have a material impact on the Company's financial statements and any material reports or inquiries from regulatory or governmental agencies; and

          * The matters required to be discussed pursuant to Statement of Auditing Standards No. 61 and the consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of significant accounting estimates, reserves, accruals, judgmental areas, audit adjustments (whether or not recorded), and such other inquiries as the Committee or independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB.

     7. Issuing a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission. The Charter is to be published as an exhibit to the proxy statement every three years.

     8. Discussing with a representative of management and the independent auditors: (a) the interim financial information contained in the Company's Quarterly Report on Form 10-QSB prior to its filing, (b) the earnings announcement prior to its release (if practicable), and (c) the results of the review of such information by the independent auditors.